UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 13, 2023

MITEK SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware		001-35231	87-0418827
(State or other jurisdiction of incorporation)		(Commission File Number)	(IRS Employer Identification No.)

600 B Street, Suite 100
San Diego,	California		92101
(Address of principal executive offices)			(Zip Code)
Registrant’s telephone number, including area code: (619) 269-6800
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	MITK	The NASDAQ Capital Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 2.02 Results of Operation and Financial Condition
Based on currently available information, Mitek Systems, Inc. (the "Company") reiterates its estimates that revenue for the year ended September 30, 2022 will be in the range of $143.0 million to $144.0 million, an increase of between 19-20% compared to revenue of $119.8 million in the year ended September 30, 2021. In addition, the Company expects its non-GAAP operating margin for the fiscal year ended September 30, 2022 to be in the range of 29% to 30%. The Company also estimates that, as of March 31, 2023, its cash and cash equivalents was $114.5 million, an increase of 26% compared to $90.6 million of cash and cash equivalents as of June 30, 2022. This preliminary financial data has been prepared by and is the responsibility of the Company. Neither the Company nor its independent registered public accounting firm has completed its review or audit of these preliminary estimated financial results. For the fiscal year ended September 30, 2022 the Company’s actual results may differ materially from these preliminary financial results, and may be outside the estimated ranges.
Based on currently available information, the Company also estimates that revenue for the year ended September 30, 2023 will be in the range of $162.0 million to $165.0 million, an increase of approximately 14% compared to revenue for the year ended September 30, 2022. In addition, the Company expects its non-GAAP operating margin for the fiscal year ended September 30, 2023 to be in the range of 29.5% to 30.5%. This preliminary financial data has been prepared by and is the responsibility of the Company. Neither the Company nor its independent registered public accounting firm has completed its review or audit of these preliminary estimated financial results. For the fiscal year ended September 30, 2023 the Company’s actual results may differ materially from these preliminary financial results, and may be outside the estimated ranges.
In accordance with General Instruction B.2 of Form 8-K, the information furnished under this Item 2.02 of this Current Report on Form 8-K and the exhibits attached hereto are deemed to be "furnished" and shall not be deemed "filed" for the purpose of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
On June 13, 2023, the Company received a Staff Delisting Determination (the “Notice”) from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that the Nasdaq Listing Qualifications Department (the “Staff”) has initiated a process to delist the Company’s securities from Nasdaq as a result of the Company’s not being in compliance with Nasdaq Listing Rule 5250(c)(1) (the “Listing Rule”), which requires listed companies to timely file all required periodic financial reports with the Securities and Exchange Commission (the “SEC”). The Company had previously received an exception from Nasdaq to allow the Company until June 12, 2023 (the “Compliance Deadline”) to regain compliance the Listing Rule. The Notice was issued because the Company has not filed its Form 10-K for the fiscal year ended September 30, 2022 (the “Form 10-K”) and its Quarterly Reports on Form 10-Q for the quarters ended December 31, 2022 and March 31, 2023 (together, the “Form 10-Qs”) in a timely manner and did not meet the terms of the exception by the Compliance Deadline. Provided that the Company requests a hearing before an independent Nasdaq Hearings Panel (the “Panel”) by no later than 4:00 p.m. Eastern Time on June 20, 2023, the Notice will not immediately result in the suspension of trading or delisting of the Company’s securities.
Accordingly, the Company intends to timely request a hearing before the Panel. Hearings are typically scheduled to occur approximately 30 to 45 days after the date of the hearing request. The hearing request will automatically stay any trading suspension or delisting action for an additional 15 calendar days following the date of the request; however, Nasdaq has a procedure to request an extension of the stay through the hearing date and the expiration of any extension period granted by the Panel following the hearing, and the Company plans to make such request. Further, while the Staff’s discretion to grant the Company additional time to make its filings has been exhausted (as described below), the Panel has the discretion to grant the Company an additional extension of up to 180 calendar days from the date of the Notice to file the Form 10-K and the Form 10-Qs. However, there can be no assurance that the Panel will grant the Company’s request for a stay pending the hearing process or any further extension following the hearing. The Company has developed a detailed plan to present to the Panel in an effort to regain compliance with the Listing Rule and obtain an extended stay.
As noted above, Nasdaq had granted the Company a period of 180 calendar days from the prescribed due date of the Form 10-K, or until June 12, 2023, to file the Form 10-K and the Form 10-Qs to regain compliance with the Listing Rule. The delay in the Company’s filing of its periodic reports is the result of a change in the Company’s auditors [and not a result of any improprieties]. As previously disclosed in the Company’s Current Report on Form 8-K filed on May 27, 2022, the Company received formal notice of the resignation of its previous independent registered public accounting firm, and as disclosed in the Current Report on Form 8-K filed on July 18, 2022, engaged a new independent registered public accounting firm to act as the Company's independent auditor. As a result of the Company’s transition to a new independent registered public accounting firm and the delays related to the filing of the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2022, filed on October 28, 2022 and the Amendment No. 1 to the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2022, filed on October 28, 2022, the Company needed additional time to complete its procedures related to the Form 10-K, including compiling and analyzing supporting documentation in various areas that are necessary for the Company’s independent registered public accounting firm to complete its audit procedures relating to the Form 10-K.

Item 7.01 Regulation FD.
On June 13, 2023, the Company issued a press release announcing, among other things, (i) its receipt of the Notice, (ii) reiterating its previously announced estimates of revenue for the year ended September 30, 2022 and (iii) its plan to host a conference call on Tuesday, June 13, 2023, at 2:00 pm Pacific Time to discuss the Company’s financial results. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
In accordance with General Instruction B.2 of Form 8-K, the information furnished under this Item 7.01 of this Current Report on Form 8-K and the exhibits attached hereto are deemed to be "furnished" and shall not be deemed "filed" for the purpose of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description
99.1	Press Release issued by Mitek Systems, Inc. on June 13, 2023
104	Cover Page Interactive Data File, formatting Inline Extensible Business Reporting Language (iXBRL)

Forward Looking Statements
Statements contained herein relating to the Company or its management’s intentions, hopes, beliefs, expectations or predictions of the future, including, but not limited to, statements relating to the filing of the Form 10-K and the Form 10-Qs and the Company’s ability to regain compliance with the Nasdaq continued listing standards and the Company’s intention to request a hearing before the Panel and to request a stay of any trading suspension or delisting action constitute forward looking statements. Such forward-looking statements are subject to a number of risks and uncertainties, including, but not limited to, risks related to the Company’s ability to file the Form 10-K and the Form 10-Qs and the Company’s ability to regain compliance with the Nasdaq continued listing standards and that Nasdaq may not grant a stay from trading suspension or delisting pending the hearing date or grant an extension beyond such hearing date or that any such extension, if granted, would be sufficient enough time for the Company to come back into compliance with the Listing Rule.
Additional risks and uncertainties faced by the Company are contained from time to time in the Company’s filings with the U.S. Securities and Exchange Commission (SEC), including, but not limited to, the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2021, as filed with the SEC on December 13, 2021 and its quarterly reports on Form 10-Q and current reports on Form 8-K, which you may obtain for free on the SEC’s website at www.sec.gov. Collectively, these risks and uncertainties could cause the Company’s actual results to differ materially from those projected in its forward-looking statements and you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company disclaims any intention or obligation to update, amend or clarify these forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Mitek Systems, Inc.

June 13, 2023	By:	/s/ Fuad Ahmad
Fuad Ahmad
Interim Chief Financial Officer

Exhibit Index

Exhibit Number	Description
99.1	Press Release issued by Mitek Systems, Inc. on June 13, 2023
104	Cover Page Interactive Data File, formatting Inline Extensible Business Reporting Language (iXBRL)